Exhibit 10.1

AMENDMENT NO. 2 TO
INVESTMENT ADVISORY MANAGEMENT AGREEMENT
BETWEEN
BLACKHAWK CAPITAL GROUP BDC, INC.
AND
BARAK ASSET MANAGEMENT, LLC

Amendment No. 2 dated November 12, 2009 ("Amendment") to Investment Advisory Management Agreement dated October 31, 2006, by and between BLACKHAWK CAPITAL GROUP BDC, INC., a Delaware corporation (the "Corporation"), and BARAK ASSET MANAGEMENT, LLC, a Delaware limited liability corporation (the "Investment Manager" or "Adviser").

WHEREAS, the Corporation is a business development company ("BDC") regulated under the Investment Company Act of 1940, as amended (the "Investment Company Act");

WHEREAS, the Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

WHEREAS, on October 31, 2006 the Corporation and Adviser entered into the Investment Advisory Management Agreement ("Original Advisory Agreement");

WHEREAS, on October 31, 2007 the Corporation and Adviser extended the Original Advisory Agreement for one year to October 31, 2008;

WHEREAS, on October 31, 2008, the Corporation and Adviser extended the Original Advisory Agreement to October 31, 2009; and

WHEREAS, the Corporation and Adviser wish to amend the Original Advisory Agreement to (i) extend the term of the Original Advisory Agreement one year until October 31, 2010, and (ii) revise Exhibit 1 ("Investment Advisory Fee Schedule") to the Original Advisory Agreement to provide a revised fee schedule.

NOW, THEREFORE, in the consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.           Extension of Term of Original Advisory Agreement.  Section 10 of the Original Advisory Agreement is amended by adding the following sentence at the end of the first paragraph of Section 10:  "The term of this Agreement is extended until October 31, 2010."

2.           Amendment to Exhibit 1 — Investment Advisory Fee Schedule.  Exhibit 1 — Investment Advisory Fee Schedule shall be amended by deleting the current Exhibit 1 and replacing it with the Exhibit 1 attached hereto.

Except as amended by this Agreement, all of the provisions of the Original Advisory Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

BLACKHAWK CAPITAL GROUP BDC, INC.

By:	/s/ Craig A. Zabala
Name: Dr. Craig A. Zabala
Title: President and Chief Executive Officer

BARAK ASSET MANAGEMENT, LLC

By:	/s/ Sharon D. Highland
Name: Sharon D. Highland
Title: President

Amended Fee Schedule November 2009

EXHIBIT 1

INVESTMENT ADVISORY FEE SCHEDULE

INVESTMENT ADVISORY FEES:

  Investment Manager shall receive fees calculated based upon the average cash value of assets at the end of each quarter including the value of any withdrawals from the assets made during that quarter:

(1)           Equities including common stocks, convertible preferred and convertible bonds:

0.625% on assets equal to $250,000 to $500,000
0.5625% on assets equal to $500,001 to $2,500,000
0.50% on assets equal to $2,500,001 to $5,500,000
0.45% on assets equal to $5,500,001 to $8,500,000
0.375% on assets equal to $8,500,001 to $11,500,000
0.25% on assets equal to or greater than $11,500,001

(2)           Fixed Income or Bonds including taxable or tax-exempt (municipal bonds):

0.50% on assets equal to $500,000 to $2,000,000
0.40% on assets equal to $2,000,001 to $5,000,000
0.30% on assets equal to $5,000,001 to $15,000,000
0.20% on assets greater than or equal to $15,000,001

(3)           Advisory Fees or Non-Public Companies

0.875% on assets equal to $250,000 to $2,500,000
0.75% on assets equal to $2,500,001 to 5,000,000
0.625% on assets equal to $5,000,001 to $15,000,000
0.5625% on assets equal to $15,000,001 to $30,500,000
0.50% on assets equal to $30,500,001 to $75,000,000
0.375% on assets equal to or greater than $75,000,001

Aggregate Fees for assets under management equal to $150 million (as described in 1-3 above) will be no more than 0.50% annualized or 0.125% quarterly.

Any fees and expenses charged by any fund pursuant to their prospectuses are in addition to Investment Manager's investment advisory fee and shall be treated as an expense against the value of assets in the calculation of the Investment Manager’s fee.  Brokerage commissions and bond mark-ups, as charged by the broker-dealer, are included in the price of the transactions and are in addition to investment advisory fees.

If any of the above listed securities do not trade on any exchange, NASD, OTC Bulletin Board or Pink Sheets, the following shall apply as to how to value such securities:  Investments will be valued at cost based and the Advisory Fee Schedule for Non-Public Companies above will apply.

PAYMENT OF FEES:

Investment Advisory Fees shall be billed and payable quarterly (or a prorated period, when applicable).

Fee amounts shall be debited from the Corporation's account on the date on which the Investment Manager dispatches a Quarterly Statement setting forth the basis for these charges.

Upon termination and liquidation the Investment Manager shall calculate the fee based upon the cash value of assets realized and the fee earned will be prorated based on the time elapsed since the prior quarterly fee payment through that liquidation of the accounts is complete or the accounts or assets are transferred to the Corporation's control or to another manager.

This fee schedule was amended November 2009 and supersedes any previous fee schedules.